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                                                                     EXHIBIT 5.1

21 February, 2007

Xinhua Finance Media Limited       DIRECT LINE: 2842 9556
Rooms 3905-3909                    E-MAIL:
Tower 1, Grand Gateway             Christopher.Bickley@conyersdillandpearman.com
1 Hongqiao Lu
Shanghai 200030                    OUR REF: CWHB/kt/231420 (M#870849)
P.R.C.                             YOUR REF:

Dear Sirs,


XINHUA FINANCE MEDIA LIMITED (THE "COMPANY")

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission (the "Commission") (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of common shares, par value US$0.001 to be offered by the Company (the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and articles of association of the Company, each certified by the Secretary of the Company on 21 February, 2007, copies of minutes of a meeting of the members of the Company held on 7 February, 2007 and minutes of a meeting of the board of directors of the Company held on 21 February, 2007 (together, the "Minutes"), a certificate of good standing issued by the Registrar of Companies in relation to the Company on 16 February, 2007 (the "Certificate Date") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; and (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation

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                                                          Conyers Dill & Pearman

Xinhua Finance Media Limited
February 21, 2007
Page 2


to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of filing the Registration Statement and the offering of the Common Shares by the Company is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1. As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fee which would make it liable to be struck off by the Registrar of Companies and thereby cease to exist under the laws of the Cayman Islands).

2. The issue of the Common Shares as contemplated by the Registration Statement has been duly authorised by the Company and, when issued and paid for as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Enforceability of Civil Liabilities" and "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN